NW Bio 2012 ANNUAL REPORT SHOWS STRONG PROGRESS

AND ENHANCEMENT OF LEADERSHIP POSITION

BETHESDA, MD, April 8, 2013 -- Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, filed its annual report on Form 10K today, reporting its financial results for the year ended December 31, 2012. The report also shows strong progress in all areas of the Company’s operations, enhancing the Company’s leadership position in immune therapies for cancer.

Year End 2012 Financial Results

During the twelve months ended December 31, 2012, the company used $22.8 million in cash for operating activities, compared to $14.7 million in cash for operating activities during the twelve months ended December 31, 2011. The Company incurred an overall net loss (cash and non-cash) of $67.3 million or $5.72 per share, as compared to a net loss of $32.8 million, or $5.58 per share, for the twelve months ended December 31, 2011.

The increase in net loss was primarily due to non-cash accounting charges (i.e., inducement expense for debt reduction, amortization of prior stock issuances, beneficial conversion charges and other accounting adjustments) as well as the increased number of clinical trial sites open and recruiting across the US in the Company’s Phase III clinical trial of DCVax®-L for GBM brain cancer, and expansion of the trial preparations in Europe, as noted below.

Review of 2012 Progress Demonstrates Leadership In Immune Therapy Space

As described more fully below, the Company’s progress during 2012 included the following:

•	major regulatory milestones in 3 countries (US, UK and Germany);

•	substantial expansion of the Company’s Phase III clinical trial activities with DCVax-L for brain cancer, in both the US and Europe;

•	initiation of the DCVax-Direct program;

•	commencement of a “Specials” program (similar to compassionate use) for brain cancer patients not eligible for the Phase III trial in the UK to obtain DCVax-L on a self-pay basis;

•	completion of a 6-month Scientific Advice process with regulators, with positive feedback, and application for a “Hospital Exemption” program (similar to compassionate use) in Germany for brain cancer patients not eligible for the Phase III trial to obtain DCVax-L on a self-pay basis;

•	assistance to 10 major hospital centers in Germany (including all key opinion leaders in brain cancer) preparing and submitting applications to the German healthcare system requesting authorization of reimbursement for DCVax-L;

•	doubling of manufacturing capacity for DCVax-L in US;

•	completion of extensive regulatory processes and inspections, and receipt of approval, for manufacturing of DCVax-L in Germany for Phase III clinical trial;

•	additional regulatory processes in both UK and Germany for supply of DCVax-L products from Germany to UK for Phase III trial in UK;

•	technology transfer and regulatory processes for manufacturing of DCVax-L in UK;

•	partnering arrangements with several large marquee partners in the US and Europe;

•	initiation of manufacturing preparations in US for DCVax-Direct Phase I/II trial;

•	award of a $5.5 million non-dilutive matching grant from the German government (one of the largest such grants ever awarded), which the Company plans to start drawing in Q2 of 2013;

•	comprehensive clean-up of the Company’s balance sheet (eliminating more than $36 million in debt);

•	financings totaling over $32 million;

•	listing of the Company’s Common Stock and Warrants on the Nasdaq Capital Markets;

•	expansion of the Company’s management team with a veteran senior manager from big pharma, who has taken blockbuster drugs through development and into commercialization;

•	expansion of the Company’s Board with experts in the biotech/pharma sector and in manufacturing; and

•	issuance of a dozen new patents in the Company’s worldwide patent portfolio.

The Company’s cash expenditures of $22.8 million for all of these operations in 2012 were substantially below the level of expenditures usually seen with companies that are in large Phase III clinical trials, and/or that have multiple product development programs under way, especially with operations on two continents.

The Company’s progress has continued to accelerate in 2013. It differentiates NW Bio as a leader in immune therapies for cancer in multiple ways, including the following:

•	having 3 distinct product lines, with 2 products at the Phase III stage, and the 3rd product in the process of entering an unusually broad combined Phase I/II trial;

•	having 2 products that are each expected to be applicable to all solid tumor cancers (one for cases with tumors that are surgically removed and the other for inoperable tumors);

•	having manufacturing processes for 2 products that have been accepted by regulators for clinical trials at the Phase III level (which processes must be the same as will be used for commercialization) – a significant milestone, especially for cell therapy products;

•	having operations (both clinical and manufacturing) established in both the US and Europe, the 2 largest medical markets in the world;

•	having over 180 issued and pending patents worldwide;

•	having numerous chances to win in the near term, with 3 parallel product programs with ongoing value milestones;

•	having extensive external validations, through regulatory decisions from highly respected regulators in 3 countries (US, UK and Germany), and multiple large marquee partners.

“2012 was a watershed year for NW Bio.  Years of work quietly building our key programs reached critical mass,” commented Linda F. Powers, CEO of NW Bio. “Our strong progress on so many fronts in 2012 has positioned us for further acceleration in 2013, and sharpened our leadership position in the immune therapy space.”

Progress in Lead Program: Clinical Trial With DCVax-L for Brain Cancer

During 2012, the Company’s ongoing trial with DCVax-L for Glioblastoma multiforme (GBM) brain cancer was upgraded to Phase III trial status in the US, and was also approved in the UK to proceed as a Phase III trial. The trial was expanded from 240 patients to 312 patients, and significant enhancements of the trial (including additional interim analyses) were added. The trial expanded from 25 US sites at year end 2011, to 42 sites operating in the US and nearly 30 sites selected and in varying stages in Europe at year end 2012.

In the UK, the Company launched its partnering with Kings College Hospital and Kings College London -- premiere opinion-leader institutions. Three other premiere sites were also selected and agreed to participate in the trial, including Queens Hospital in Birmingham, University College Hospital in London, and Addenbroke Hospital in Cambridge.

In Germany, 24 hospital centers across the country were selected and agreed to participate in the trial. The Company’s partnership with the Fraunhofer Institute was expanded. A $5.5 million grant was awarded by the German government (one of the largest such grants ever awarded), providing matching funds for up to half of the Company’s trial costs and manufacturing costs there, which the Company plans to start drawing upon in Q2 of 2013. In the fall, 10 leading hospital centers across Germany, including all of the key opinion leaders in brain cancer, applied to the German healthcare system for authorization of reimbursement for DCVax-L for GBM brain cancer (which the Company will consider pursuing on a case by case basis if the “Hospital Exemption” is approved).

Progress in DCVax-Direct Program

The Company announced its unusually broad Phase I/II clinical trial approved by FDA for DCVax-Direct for all solid tumor cancers. The Company initiated manufacturing arrangements for this trial in 2012. The manufacturing involves novel, patented processes for partial maturation of the dendritic cells comprising the active agent of DCVax-Direct, and novel automation with proprietary machines and systems.

The Company also entered into a Letter of Intent with Sarah Cannon Research Institute to partner in the execution of the Phase I/II trial in the US and UK. Sarah Cannon has a network of 700 oncology doctors, who see 75,000 new cancer patients per year in the US and UK.

Progress in Manufacturing

Due to levels of manufacturing demand significantly higher than originally projected for the Phase III brain cancer trial, the Company arranged for doubling of the manufacturing capacity dedicated to production of DCVax-L in the US. The Company’s contract manufacturer, Cognate BioServices, Inc. (Cognate) undertook the necessary construction for this doubling of capacity.

In Europe, the Company, its partner the Fraunhofer Institute, and Cognate completed the extensive regulatory processes and the final inspections for regulatory approval and certification for the manufacture of DCVax-L for the clinical trial in Germany – processes totaling more than 1-1/2 years of work. The Company, Fraunhofer, Cognate and Kings College also began the 7-month processes for regulatory approvals and institutional approvals in both the UK and Germany to enable the manufacturing in Germany to supply DCVax-L for the clinical trial in the UK as well. This German supply arrangement is in addition to the manufacturing under development in the UK. Having two manufacturing locations in Europe will provide flexibility for capacity management as well as risk protection.

Progress in Corporate Matters

The Company added a highly respected pharma industry veteran, Dr. Guenter Rosskamp, to its management team as CEO of the Company’s German subsidiary. Dr. Rosskamp previously served for many years as Head of Central Nervous System Therapeutics, and as head of Strategic Business Development, for Schering AG (now part of Bayer AG). In those capacities, Dr. Rosskamp was responsible for the development and commercialization of multiple drugs.

The Company expanded its Board in 2012 with highly two respected experts: Dr. Navid Malik and Mr. Jerry Jasinowski. Dr. Malik is Head of Life Sciences Research for Cenkos Securities Plc. in the UK, and has been one of the most influential analysts in the UK and Europe over the last decade, covering the life sciences industry worldwide. Mr. Jasinowski is a nationally recognized chief executive who headed up the largest industrial trade association in the US (the National Association of Manufacturers) for fourteen years, and has extensive board experience across a wide range of manufacturing, technology, and financial firms, including Fortune 1000 and Fortune 500 companies.

Progress in Intellectual Property – Patents

A dozen new patents were issued to the Company in 2012 as part of its worldwide patent portfolio of over 180 issued and pending patents. The newly issued patents covered a variety of subject matter, such as the proprietary partial maturation for DCVax-Direct, the machines and systems to manufacture DCVax-Direct, processes for enhancing the potency of dendritic cells in general, measures of product quality, and other.

Progress in Financing

During 2012, the Company completed a comprehensive clean-up of its balance sheet, through which it removed the vast majority of all investor debt. The Company continued to carry trade payables incurred in the ordinary course of business, and expects to maintain such payables on an ongoing basis.

The Company raised over $32 million in financing during 2012. This included $12.7 million in December, pursuant to an underwritten offering under an S-1 registration statement, and a series of financings totaling $19.6 earlier in the year. As noted above, the Company also was awarded a $5.5 million non-dilutive matching grant from the German government earlier in the year, which the Company plans to start drawing down in Q2 of 2013.

Following the Company’s balance sheet clean-up and underwritten offering of $12.7 million in December 2012, the Company completed the year by listing on the Nasdaq Capital Markets after a decade listed on the Bulletin Board. The Company’s stock began trading on Nasdaq on December 7, 2012.

As of December 31, 2012, the Company had an aggregate accumulated cash deficit of $140 million, since inception of the Company in 1996, and accumulated non-cash (accounting measures) deficit of $179.1 million. Accordingly, the Company’s combined cash and non-cash accumulated deficit is $319.1 million since the Company’s inception.

When the Company begins having taxable income, this $319.1 million deficit should provide corresponding tax benefits as Net Operating Loss (NOL) carryforwards.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe. The Company has a broad platform technology for DCVax dendritic cell-based vaccines. The Company’s lead program is a 312-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal form of brain cancer. The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers. The Company also conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

(Financial Information to Follow)

NORTHWEST BIOTHERAPEUTICS, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$7,346	$24
Prepaid expenses and other current assets	112	94
Total current assets	7,458	118

Property and equipment:
Laboratory equipment	60	29
Office furniture and other equipment	172	172
Less accumulated depreciation and amortization	(137)	(123)
Property and equipment, net	95	78
Deposit and other non-current assets	17	16
Total assets	$7,570	$212

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable (includes related party of $3,397 and $1,589 in 2012 and 2011, respectively)	$8,165	$3,808
Accrued expenses (includes related party of $28 and $630 in 2012 and 2011, respectively)	589	2,815
Note payable (includes related party of $0 and $2,056 in 2012 and 2011, respectively)	934	5,205
Convertible notes, net (includes related party of $0 and $3,588 in 2012 and 2011, respectively)	1,056	8,420
Embedded derivative liability	-	601
Liability for reclassified equity contracts	-	29,903
Total current liabilities	10,744	50,752

Non-current liabilities:
Notes payable	-	200
Convertible notes payable, net	1,882	1,433
Total long term liabilities	1,882	1,633
Total liabilities	12,626	52,385

Redeemable common stock ($0.001 par value)	11,017	-

Stockholders' deficit:
Preferred stock ($0.001 par value); 40,000,000 and 20,000,000 shares authorized; 0 and 0 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	-	-
Common stock ($0.001 par value); 450,000,000 and 150,000,000 shares authorized; 26,545,828 and 9,334,101 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	27	150
Additional paid-in capital	303,188	199,605
Deficit accumulated during the development stage	(319,098)	(251,778)
Cumulative translation adjustment	(190)	(150)
Total stockholders' deficit	(16,073)	(52,173)

Total liabilities, redeemable common stock and stockholders' deficit	$7,570	$212

NORTHWEST BIOTHERAPEUTICS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Years Ended December 31,		Period from Inception (March 18, 1996) to
	2012	2011	December 31, 2012
Revenues:
Research material sales	$-	$10	$580
Contract research and development from related parties	-	-	1,128
Research grants and other	772	-	1,833
Total revenues	772	10	3,541
Operating cost and expenses:
Cost of research material sales	-	-	382
Research and development	28,908	13,452	119,172
General and administration	15,675	13,335	90,999
Depreciation and amortization	14	10	2,377
Loss on facility sublease	-	-	895
Asset impairment loss	-	-	2,445
Total operating costs and expenses	44,597	26,797	216,270
Loss from operations	(43,825)	(26,787)	(212,729)
Other income (expense):
Valuation of reclassified equity instruments	491	8,821	16,071
Conversion inducement expense	(9,103)	(7,944)	(27,337)
Accretion of redeemable securities	(2,042)	-	(2,042)
Derivative valuation gain/(loss)	601	728	1,383
Gain on sale of intellectual property and property and equipment	-	-	3,664
Interest expense	(13,442)	(7,648)	(55,006)
Interest income and other	-	-	1,707
Net loss	(67,320)	(32,830)	(274,289)
Issuance of common stock in connection with elimination of Series A and Series A-1 preferred stock preferences	-	-	(12,349)
Modification of Series A preferred stock warrants	-	-	(2,306)
Modification of Series A-1 preferred stock warrants	-	-	(16,393)
Series A preferred stock dividends	-	-	(334)
Series A-1 preferred stock dividends	-	-	(917)
Warrants issued on Series A and Series A-1 preferred stock dividends	-	-	(4,664)
Accretion of Series A preferred stock mandatory redemption obligation	-	-	(1,872)
Series A preferred stock redemption fee	-	-	(1,700)
Beneficial conversion feature of Series D preferred stock	-	-	(4,274)
Net loss applicable to common stockholders	$(67,320)	$(32,830)	$(319,098)

Net loss per share applicable to common stockholders - basic	$(5.72)	$(5.58)
Weighted average shares used computing basic loss per share	11,759	5,887